Exhibit 99.2

SUBSCRIPTION AGREEMENT

VSURANCE, INC.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

This Agreement has been executed by the undersigned purchaser (hereafter, the “Purchaser”) in connection with the placement of a number of common shares (the “Shares” or the “Securities”) of common stock, .001 par value per share (the “Stock”), of VSURANCE, INC. (the “Company”), a corporation formed under the laws of the State of Nevada. This Securities Purchase Agreement (this “Agreement”) is made as of the      day of              2006.

Section 1.1 Purchase and Sale of Shares. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company,                      Shares of Common.

Section 1.2 Purchase Price. The total aggregate purchase price for the Shares (the “Purchase Price”) shall be                      Dollars ($             ) or one dollar ($1.00) per share.

Section 1.3 Reporting Status;. The Company represents and warrants that, as of the date of this Agreement, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1934, as amended (the “1934 Act”), the Company is not an investment company or a developmental stage company that either has no specific business plan or purpose.

Section 2.1 Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties to the Company.

(a) Speculative Investment. The Purchaser is aware that an investment in the Securities is highly speculative and subject to substantial risks. The Purchaser is capable of bearing the high degree of economic risk and the burden of this venture, including, but not limited to, the possibility of complete loss of the Purchaser’s investment in the Securities which make liquidation of this investment impossible for the indefinite future.

(b) Access to Information. Purchaser or Purchaser’s professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of the offering of Securities, the Company, its business and prospects, and to obtain any additional information which Purchaser or Purchaser’s professional advisor deems necessary to verify the accuracy and completeness of the information received.

(c) Reliance on Own Advisors. Purchaser has relied on the advice of, or has consulted with, Purchaser’s own tax, investment, legal or other advisors and has not relied on the Company or any of it affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act for any tax or legal advice. The foregoing, however, does not limit or modify Purchaser’s right to rely upon representations and warranties of the Company in Section 2.2 of this Agreement and any representations of any third parties acting as agents for or on the Company’s behalf.

(d) Capability to Evaluate. Purchaser has such knowledge and experience in financial and business matters so as to enable such Purchaser to utilize the information made available to it in connection with the offer of the Securities in order to evaluate the merits and risks of the prospective investment.

(e) Authority. The Purchaser and each of its subsidiaries, if applicable is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Purchaser has full power and authority to execute and deliver this Agreement and each other document included herein (if any) for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which Purchaser is executing this Agreement; and to act in accordance with the terms of this Agreement and such other documents (if any).

Section 2.2 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

(a) Organization and Qualification. The Company (and each of its subsidiaries, if applicable) is a corporation duly incorporated and existing in good standing under the laws of the state in which it is incorporated and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each subsidiary, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. “Material Adverse Effect”, for purposes of this Agreement, means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlled by such entity taken as a whole.

(b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue Securities in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application) and (v) prior to the Closing Date, any necessary amendment to the Company’s Articles of Incorporation authorizing Company to issue all of the Securities will have been filed with the Secretary of State of the state in which the Company is incorporated and will be in full force and effect, enforceable against the Company in accordance with the terms of such amended Articles of Incorporation.

(c) Authorized Capital; Rights or Commitments to Stock. As of December 31, 2005, the authorized capital stock of the Company consists of 10,000,000 shares of Preferred Stock of which 8,000,000 are designated Class A; 2,000,000 designated as Class B; none are authorized or designated for Class C, and 50,000,000 shares of Common Stock, of which approximately 100,000 Common shares; 600,000 Preferred Class B shares; and 4,850,150 Preferred Class A shares are issued and outstanding as of                     , 2006.

All of the outstanding shares of the Company’s Preferred and Common Stock have been validly issued and are fully paid and non-assessable. No shares of Common Stock are entitled to registration rights or preemptive rights, and there are no (I) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, (II) contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or (III) options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities (whether notes, debentures, preferred stock or otherwise) or rights convertible into shares of capital stock of the Company.

(d) Issuance of Securities. The issuance of the Securities has been duly authorized and, when paid for and issued in accordance with the terms hereof, the Shares shall be validly issued, fully paid and non-assessable and entitled to the rights inherent in the Common Stock and as specified herein.

(e) No Conflicts. The Company has furnished or made available to the Purchaser true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (the “Articles”), and the Company’s By-Laws, as in effect on the date hereof (the “By-Laws”). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company’s Articles or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or assets of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Purchaser and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations which either singly or in the aggregate do not or will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing (other than any filing of a vote establishing a class or series of stock with the Secretary of State or similar authority of the state in which the Company is incorporated) or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Securities in accordance with the terms hereof, except the filing of Form D with the SEC and the payment of any filing or other fees required by such governing authority(ies); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein. The Company will send a copy of the Form D to the Purchaser once filed with the SEC.

(f) Reporting Status; Financial Statements. The Company is subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act. The Company is not an investment company or a developmental stage company that has no specific business plan or purpose.

No information or documentation provided to the Purchaser as of the date hereof has contained any untrue statement of a material fact or has omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company provided to the Purchaser, if any, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) No Material Adverse Change. Since the conception of the company through the date of this Agreement, no Material Adverse Effect has occurred or exists with respect to the Company or any of its subsidiaries.

(h) No Undisclosed Liabilities. The Company and its subsidiaries have no material liabilities or obligations not disclosed to the Purchaser in writing, other than those incurred in the ordinary course of the Company’s or any of its subsidiaries’ respective businesses since the conception of the company through the date of this Agreement, which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or any of its subsidiaries.

(i) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or their respective businesses, properties, prospects, operations or financial condition which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(j) No General Solicitation. Neither the Company, nor any of its affiliates, or, to the best of its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities.

(k) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any of the Company’s securities or solicited any offers to buy any of such securities, under circumstances that would prevent the Company from offering the Securities pursuant to Rule 504.

Section 3.1 Securities Compliance. The Company shall if applicable to the extent required notify the SEC, the NASD and NASDAQ OTC Bulletin Board Market, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser.

Section 3.2 Registration and Listing. The Company will take all commercially reasonable action within its power to establish and continue a listing or trading of its Common Stock on the NASDAQ Bulletin Board Market (or other principal market, e.g. Electronic Pink Sheets) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the NASD and SEC. The covenants set forth in this Section 3.2 shall not be deemed to prohibit a merger, sale of all assets or other corporate reorganization if the entity surviving or succeeding to the Company is bound by this Agreement surviving or succeeding co must be bound with respect to its securities issued in exchange for or in replacement of the Shares or the consideration received for or in replacement of the Shares is cash.

Section 3.3 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for sales promotion on behalf of Vsurance and additional capitalization of its subsidiaries (collectively “Subsidiaries”). At the Purchaser’s request, the Company will provide the Purchaser a schedule of the exact use of proceeds prior to Closing.

Section 4.1 General Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and/or sell the Securities to the Purchaser is subject to the satisfaction, at the Closing, of each of the conditions set forth below. These conditions may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for any representations and warranties that are effective as of a particular, specified date).

(b) Performance by the Purchaser. The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing.

(c) No Injunction, No Legal Action. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement. No legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

(d) Execution. The Purchaser shall have executed two (2) originals of this Agreement and delivered the same to the Company.

(e) Purchase Price. The Purchaser shall have delivered the applicable Purchase Price for the Shares to be purchased, by wire transfer, in accordance with Sections 1.2 and 1.3 above to:

Wachovia Bank

Surfside, Florida

Account: Joseph I. Emas, P.A.

Attorney-at-Law

VSURANCE

Account Number: 2000015545590

Wire Routing Number: 06300002-1

FOR INTERNATIONAL WIRES: SWIFT #: PNBPUS33

Section 4.2 General Conditions Precedent to the Obligation of the Purchaser to Purchase the Shares. The obligation hereunder of the Purchaser to acquire and pay for the Securities is subject to the satisfaction, at the Closing, of each of the conditions set forth below. These conditions may be waived by the Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that are effective as of a particular, specified date).

(b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company pursuant to this Agreement at or prior to the Closing, unless any such agreement or condition is waived by the Purchaser in writing at or prior to Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Execution. The Company shall have executed two (2) originals of this Agreement and delivered the one original to the Purchaser.

Section 5.1 Termination. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchaser. This Agreement may be terminated by action of the respective Board of Directors or other governing body of the Purchaser or the Company at any time if the Closing shall not have been consummated by the fifth (5th) business day following the date of this Agreement, provided that the party seeking to terminate the Agreement is not in breach of the Agreement. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the seventh (7th) business day following the date of this Agreement, provided, however, that any such termination shall not terminate the liability of any party which is then in breach of the Agreement.

Section 6.1 Fees and Expenses. The Company shall pay the fees, commissions and expenses of its advisers, brokers, finders, counsel, accountants and other experts, if any, and all other expenses associated therewith, in accordance with their respective agreements. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares.

Section 6.2 Specific Enforcement, Consent to Jurisdiction.

(a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

(b) The Company and the Purchaser each (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Purchaser each consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

Section 6.3 Entire Agreement: Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

Section 6.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

to the Company VSURANCE

4845 West Lake Road

Erie, PA 16505

to the Purchaser: At the address set forth at the foot of this Agreement or as specified hereafter in writing by Purchaser.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days’ written notice of such changed address to the other party hereto.

Section 6.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.7 Governing Law. This Agreement is deemed made, and the transactions contemplated herein are deemed to have taken place in, the State of New York. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to such state’s principles of conflict of laws.

Section 6.8 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 6.9 NASDAQ. The term “NASDAQ” or “NASDAQ OTC Pinksheet Market” herein refers to the principal market on which the Common Stock of the Company is traded. If the Common Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term “NASDAQ” or “NASDAQ OTC Pinksheet Market” shall be deemed to refer to such exchange or other principal market.

Section 6.10 Acceptance. Execution and delivery of this Agreement by the Purchaser shall constitute an offer to purchase the Shares, which offer, unless previously revoked by the Purchaser, may be accepted or rejected by the Company, in its sole discretion for any cause or for no cause and without liability to the Purchaser. The Company shall indicate acceptance of this Agreement by signing as indicated on the signature page hereof.

Section 6.11 Binding Agreement. Upon acceptance of this Agreement by the Company, the Purchaser agrees that it may not cancel, terminate or revoke any agreement of the Purchaser made hereunder, and that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon heirs, successors, assigns, executors, administrators, guardians, conservators or personal representatives of the Purchaser.

Section 6.12 Incorporation by Reference. All information set forth on the signature page is incorporated as integral terms of this Agreement.

Section 6.13 Counterparts. This Agreement may be signed in multiple counterparts, which counterparts shall constitute one and the same original instrument.

Section 6.14 Severability. If any portion of this Agreement shall be held illegal, unenforceable, void or voidable by any court, each of the remaining terms hereof shall nevertheless remain in full force and effect as a separate contract.

Section 6.15 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the Purchaser has executed this Agreement on the date set forth below.

[SIGNATURE PAGE FOLLOWS]

                    , 2006

COMPANY: VSURANCE, INC

By:
President

PURCHASER:

By:

PURCHASER’S ADDRESS:

______________________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________________

INDIVIDUAL SIGNATURE PAGE

Vsurance, Inc.

_______________________________________________________________________________________________________,2006

Number of Shares Subscribed For	Date

Name (Please Type or Print)

Signature

Name of Spouse if Co-Owner
(Please Type or Print)

Signature of Spouse if Co-Owner

If you are purchasing Securities with your spouse, you must both sign the Signature Page.

Neither the securities comprising the Securities nor the securities underlying the Securities have been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered, sold or otherwise transferred, and the Securities may not be exercised, converted or exchanged to acquire the securities underlying the Securities, unless such securities are included in an effective registration statement under the Act or an opinion of counsel, concurred on by counsel to the Company, has been delivered to the effect that registration of such securities is not required.

IMPORTANT: Investor Name:

Please Complete

PARTNERSHIP SIGNATURE PAGE

Vsurance, Inc.

, 2006
Number of Shares Subscribed For	Date

Name of Partnership
(Please Type or Print)

By:
(Signature)

Name:
(Please Type or Print)

Title:
(Please Type or Print)

IMPORTANT: Investor Name:

Please Complete

CORPORATION SIGNATURE PAGE

Vsurance, Inc.

Number of Shares Subscribed For	Date	, 2006

Name of Corporation
(Please Type or Print)

By:
(Signature)

Name:
(Please Type or Print)

Title:
(Please Type or Print)

LLC SIGNATURE PAGE

Vsurance, Inc.

_________________________________________, 2006
Number of Shares Subscribed For		Date

Name of LLC
(Please Type or Print)

By:
Signature

Name:
(Please Type or Print)

Title:
(Please Type or Print)